SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):       April 4, 2002

CERTEGY INC.

(Exact name of Registrant as Specified in its Charter)

Georgia	001-16427	58-2606325

(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

11720 Amber Park Drive Alpharetta, Georgia	30004

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (678) 867-8000

Not Applicable

(Former name or former address, if changed since last report)

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.
ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
SIGNATURES
Letter from Arthur Andersen, LLP.

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

     The Audit Committee of the Board of Directors of Certegy Inc. annually considers and recommends to the Board the selection of Certegy’s independent accountant. As recommended by Certegy’s Audit Committee, Certegy’s Board of Directors on April 4, 2002 decided to no longer engage Arthur Andersen LLP (“Andersen”) as Certegy’s independent accountant and appointed Ernst & Young LLP to serve as Certegy’s independent accountant for its fiscal year ending December 31, 2002.

     Andersen’s report on Certegy’s consolidated financial statements as of and for the fiscal years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the fiscal years 2000 and 2001, and subsequently through April 4, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure which disagreements, if not resolved to Andersen’s satisfaction, would have caused Andersen to make reference to the subject matter in connection with its reports on Certegy’s consolidated financial statements for those periods.

     None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred during the fiscal years 2000 and 2001, or subsequently through April 4, 2002.

     Certegy provided Andersen with a copy of the foregoing disclosures, and a letter from Andersen confirming its agreement with those disclosures is attached as Exhibit 16.1 to this report.

     During the fiscal years 2000 and 2001, and subsequently through April 4, 2002, Certegy did not consult with Ernst & Young LLP with respect to any of the matters or events set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)  Exhibits.

Exhibit No.	Description

16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission regarding change in certifying accountant.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERTEGY INC.

		By:	/s/ Michael T. Vollkommer

Date:	April 5, 2002		Michael T. Vollkommer Corporate Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission regarding change in certifying accountant.